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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Jo-Ann Stores, Inc.
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)


                 Ohio                                     34-0720629
                 ----                                     ----------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

                      5555 Darrow Road, Hudson, Ohio 44236
                      ------------------------------------
          (Address, including Zip Code, of Principal Executive Offices)

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
If this form relates to the registration of a     If this form relates to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant     of the Exchange Act and is effective pursuant
to General Instruction A.(c), please check        to General Instruction A.(d), please check
the following box. [x]                            the following box. [ ]

Securities Act registration statement file number to which this form relates:

333-105379
----------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered
     -------------------                     ------------------------------

Common Shares, without par value                New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:  None.


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Shares, without par value, of Jo-Ann Stores, Inc. included in the Registration Statement on Form S-4, filed with the Securities and Exchange Commission on September 29, 2003 (Registration No. 333-105379), under the headings "Description of the Common Shares" and "Comparison of Shareholder Rights" is incorporated herein by reference.

ITEM 2. EXHIBITS.

Exhibit           Description of Document
-------           -----------------------

3(a) Amended and Restated Articles of Incorporation of Jo-Ann Stores, Inc. (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-4 filed by Jo-Ann Stores, Inc. on September 29, 2003 under Registration No. 333-105379).

3(b) Amended and Restated Code of Regulations of Jo-Ann Stores, Inc. (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form S-4 filed by Jo-Ann Stores, Inc. on September 29, 2003 under Registration No. 333-105379).

4(a) Amended and Restated Rights Agreement, dated October 31, 2000, between Jo-Ann Stores, Inc. and National City Bank, as rights agent (incorporated by reference to Exhibit 4.1 of the Annual Report on Form 10-K of Jo-Ann Stores, Inc. for the fiscal year ended February 3,
         2001).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 3, 2003                      JO-ANN STORES, INC.

                                            By: /s/ Valerie Gentile Sachs
                                                --------------------------------
                                            Name:  Valerie Gentile Sachs
                                            Title: Executive Vice President,
                                            General Counsel and Secretary







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                                  EXHIBIT INDEX

Exhibit           Description of Document
-------           -----------------------

3(a) Amended and Restated Articles of Incorporation of Jo-Ann Stores, Inc. (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-4 filed by Jo-Ann Stores, Inc. on September 29, 2003 under Registration No. 333-105379).

3(b) Amended and Restated Code of Regulations of Jo-Ann Stores, Inc. (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form S-4 filed by Jo-Ann Stores, Inc. on September 29, 2003 under Registration No. 333-105379).

4(a) Amended and Restated Rights Agreement, dated October 31, 2000, between Jo-Ann Stores, Inc. and National City Bank, as rights agent (incorporated by reference to Exhibit 4.1 of the Annual Report on Form 10-K of Jo-Ann Stores, Inc. for the fiscal year ended February 3,
         2001).